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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)               |__|
___________________________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

400 South Hope Street
Suite 500
Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

___________________________

Meritor, Inc.
(Exact name of obligor as specified in its charter)

Indiana	38-3354643
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2135 West Maple Road
Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip code)

Table of Additional Registrants

Exact Name of	Jurisdiction of	IRS Employer
Additional Registrant	Incorporation or	Identification
	Organization	Number
Arvin Holdings Netherlands B.V.	Netherlands	98-0589784
Arvin Technologies, Inc.	Michigan	38-3349979
ArvinMeritor Filters Operating Co., LLC	Delaware	73-1305936
ArvinMeritor Limited	England & Wales	98-0110847
ArvinMeritor OE, LLC	Delaware	38-3622443
Arvinmeritor Sweden AB	Sweden	98-0473144
ArvinMeritor Technology, LLC	Delaware	52-2196523
AxleTech International IP Holdings, LLC	Michigan	None
CAX Holdings, LLC	Delaware	48-2281438
CAX Intermediate, LLC	Delaware	82-0932062
Meritor Aftermarket USA, LLC	Delaware	26-2497100
Meritor Cayman Islands, Ltd.	Cayman Islands	38-3559688
Meritor Electric Vehicles, LLC	Delaware	82-3270448
Meritor Heavy Vehicle Braking Systems
(U.S.A.), LLC	Delaware	38-3441039
Meritor Heavy Vehicle Systems, LLC	Delaware	38-3371768
Meritor Heavy Vehicle Systems
(Singapore) Pte., Ltd.	Delaware	25-1407192
Meritor Heavy Vehicle Systems
(Venezuela), Inc.	Delaware	38-3436040
Meritor Holdings, LLC	Delaware	98-0439989
Meritor, Inc.	Nevada	52-2092391

Meritor Industrial Acquisition
Holdings, LLC	Delaware	20-3586621
Meritor Industrial Aftermarket, LLC	Michigan	03-0449768
Meritor Industrial France, LLC	Delaware	20-3599820
Meritor Industrial Holdings, LLC	Delaware	47-2371416
Meritor Industrial Holdings Brazil, LLC	Delaware	None
Meritor Industrial Holdings France, LLC	Delaware	20-3599296
Meritor Industrial International
Holdings, LLC	Delaware	73-1641336
Meritor Industrial Overseas Services, LLC	Delaware	52-1762126
Meritor Industrial Products, LLC	Delaware	73-1641341
Meritor International Holdings, LLC	Delaware	90-0218822
Meritor Luxembourg S.a.r.l.	Luxembourg	98-0217915
Meritor Management Corp.	Delaware	25-1221513
Meritor Netherlands B.V.	Netherlands	98-0228486
Meritor Specialty Products LLC	Delaware	82-2716157
Meritor Technology, LLC	Delaware	98-0272396
Transportation Power, LLC	California	27-3558766

2135 West Maple Road
Troy, Michigan		48084-7186
(Address of principal executive offices)		(Zip code)
___________________________

Debt Securities
and Guarantees of Debt Securities
(Title of the indenture securities)

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1.	General information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, DC 20219
United States Department of the
Treasury

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.

List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act").

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

	2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

	3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

	4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

	6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

	7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 12th day of November, 2020.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business September 30, 2020, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,411
Interest-bearing balances	350,611
Securities:
Held-to-maturity securities	0
Available-for-sale securities	147,515
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	23,626
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	98,031

Total assets	$1,478,507

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LIABILITIES
Deposits:
In domestic offices	2,258
Noninterest-bearing	2,258
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	257,756
Total liabilities	260,014
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	324,268
Not available
Retained earnings	891,685
Accumulated other comprehensive income	1,540
Other equity capital components	0
Not available
Total bank equity capital	1,218,493
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,218,493
Total liabilities and equity capital	1,478,507

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty           )           CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
Michael P. Scott, Managing Director	)	Directors (Trustees)
Kevin P. Caffrey, Managing Director	)

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